GARY A. ZIPKIN
LOUIS R. VEERMAN
JAMES D. LINXWILER
JAMES D. DEWITT
GEORGE R. LYLE
MICHAEL S. MCLAUGHLIN
AISHA TINKER BRAY
GREGORY G. SILVEY
MATTHEW COOPER
CHRISTINA RANKIN
JOSH VAN GORKOM

LAW OFFICES OF
Guess&Rudd
P.C.

100 CUSHMAN STREET, SUITE 500
FAIRBANKS, ALASKA 99701-4659
TELEPHONE (907) 452-8986
FACSIMILE (907) 452-7015
www.guessrudd.com

W. EUGENE GUESS 1932-1975
JOSEPH RUDD 1933-1978
FRANCIS E. SMITH, JR. 1941-1991

OFFICES IN
ANCHORAGE & FAIRBANKS

OF COUNSEL
MARGARET S. JONES
ROBYN LINXWILER

January 3, 2011

Goldrich Mining Company
Attn: William V. Schara, President
2607 Southeast Blvd., Suite B211
Spokane, Washington 99223-7614

Re: Goldrich Mining Company
Our File No.: 05951.4

Dear Ladies and Gentlemen:

We are acting as counsel to Goldrich Mining Company ("the Company") for Alaska legal matters in connection with a Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission on or about January 4, 2011 under the Securities Act of 1933, as amended, ("the Act"), said Registration Statement being hereinafter called the "Registration Statement," relating to the resale by certain shareholders of the Company named in the Registration Statement ("the Selling Security Holders") of up to 15,695,927 shares of Common Stock of the Company, par value $0.10 per share, which consists in relevant part of 8,275,847 shares of common stock held by Selling Security Holders; 139,945 shares of common stock acquirable for commissions due to selling agent; 457,518 shares of common stock that may be issued pursuant to Class E warrants at $0.65 per share until June 3, 2012; 2,052,995 shares of common stock that may be issued pursuant to Class F warrants at $0.55 per share until December 30, 2012; 599,772 shares of common stock that may be issued pursuant to Class F-2 warrants at $0.22 per share until December 30, 2012; and 4,169,850 shares of common stock that may be issued pursuant to Class G warrants at $0.36 per share until December 17, 2012.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) a Certificate of Good Standing (or other evidence of good standing) issued by the Alaska Department of Commerce, Community and Economic Development, (iii) the Company's Articles of Incorporation, as amended, (iv) the Company's currently effective Bylaws, and (v) minutes of the Corporation's Board of Directors and shareholders. We have also examined other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to various facts material to the opinions expressed below, we have relied upon certificates of public officials, representations and certifications from officers of the Company regarding the authenticity and completeness of Company documents provided to us by the Company, and representations contained in the documents referred to above.

Based on the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that when:

(a) with respect to Shares to be issued immediately, the receipt of the sale price for the Shares by the Company; and

(b) with respect to the Shares to be issued upon exercise of any of the warrants or options, after (i) the warrants or options have been exercised in accordance with their terms and (ii) the applicable warrant or option exercise prices for the Shares to be issued has been received by the Company;

(c) the Shares shall have been issued and delivered to the Company;

then the Shares referred to above will have been legally issued, fully paid, and non-assessable.

The Company is an Alaska corporation. This opinion is limited to matters governed by in internal laws of the State of Alaska.

These opinions are given as of the date hereof, without any obligation to update these opinions or to advise the addressee hereof, or any other party, of any changes in circumstances or laws that may hereafter be brought to our attention or occur with may affect this opinion.

We hereby consent to the filing of this opinion with the Registration Statement, and to the references to our firm under the headings "Legal Matters" in the Prospectus which forms part of the Registration Statement.

Sincerely,

GUESS & RUDD P.C.

Guess & Rudd P.C.

Aisha Tinker Bray

ATB/